Exhibit 99.1


       Immersion Corporation Reports Second Quarter 2005 Financial Results


    SAN JOSE, Calif.--(BUSINESS WIRE)--Aug. 11, 2005--Immersion Corporation, (Nasdaq:IMMR), a leading developer and licensor of touch feedback technology, today announced revenues of $6.2 million for the quarter ended June 30, 2005 compared to revenues of $5.5 million for the second quarter of 2004. Net loss for the second quarter of 2005 was $2.8 million, or $0.12 per share, down 42 percent compared to a net loss of $4.8 million, or $0.21 per share, for the second quarter of 2004.
    Revenues for the six months ended June 30, 2005 were $12.0 million compared to revenues of $10.9 million for the six months ended June 30, 2004. Net loss for the first six months of fiscal 2005 was $6.0 million, or $0.25 per share, down 46 percent compared to a net loss of $11.0 million, or $0.50 per share, for the first six months of fiscal 2004. As of June 30, 2005, Immersion had cash and cash equivalents totaling $29.4 million as compared to $26.9 million as of March 31, 2005.
    "We are encouraged by the significant reduction in net loss as we continue building momentum in our two key growth markets -- medical and mobility," said Vic Viegas, Immersion CEO. "The execution of our product sales strategy for medical training simulators has resulted in a steady increase in medical simulation product revenue with a 53% growth this quarter over the second of quarter 2004.
    "In our mobility business, we reached several major milestones in the second quarter. The first three Samsung phones with our VibeTonz technology were released in April in the U.S. and Korea. Downloadable content with VibeTonz touch sensations from licensed partners is now available -- over 120 ringtones and 7 games. We signed our second license agreement with a handset maker, SK Teletech, the number two manufacturer of handsets for the Korean market. And we signed our first license agreement with an operator, SK Telecom, the number one operator in Korea.
    "On May 17, 2005, the U.S. District Court for the Northern District of California denied Sony's post-judgment motions in our patent infringement suit against Sony Computer Entertainment, Inc. and Sony Computer Entertainment of America, Inc. Sony has filed a notice of appeal of the judgment, including the $90.7 million in interest and past damages, with the United States Court of Appeals for the Federal Circuit. We remain confident of our position in the anticipated appeals process," concluded Viegas.
    Immersion will host a conference call with company management on Thursday, August 11, 2005, at 5:00 p.m. Eastern time to discuss operating results for the second quarter ended June 30, 2005. A question and answer session will follow. To listen to the call, dial 800-374-2366 approximately five minutes prior to the start of the call and enter confirmation number 2696099. The call will be archived and available for replay until August 15, 2005, by dialing 800-642-1687 and entering confirmation number 2696099. The call will also be simulcast on the Internet through Immersion Corporation's Web site, http://www.immersion.com. An audio replay of the call will be archived and available at www.immersion.com for replay until August 15, 2006.

    About Immersion (www.immersion.com)

    Founded in 1993, Immersion Corporation is a recognized leader in developing, licensing and marketing digital touch technology and products. Bringing value to markets where man-machine interaction needs to be made more compelling, safer, or productive, Immersion helps its partners broaden market reach by making the use of touch feedback as critical a user experience as sight and sound. Immersion's technology is deployed across automotive, entertainment, medical training, mobility, personal computing, and three-dimensional simulation markets. Immersion's patent portfolio includes over 500 issued or pending patents in the United States and other countries.

    Forward-Looking Statements

    This press release contains "forward-looking statements" that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.
    All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including any projections of earnings, revenues, or other financial matters; any statements of the plans, strategies, and objectives of management for future operations; proposed products or services; any statements regarding future economic conditions or performance; any statements regarding projections of earnings, revenues, or other cash receivables which are contingent upon Sony's compliance with court orders; statements regarding Immersion's ability to keep any cash received from Sony to date after completion of the appeals process or other judicial proceedings; statements regarding the prospects and consequences of any negative rulings from the appeals court on the judgment, including the damages award; and statements of belief or assumptions underlying any of the foregoing. Immersion's actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion's business which include, but are not limited to, delay in or failure to achieve commercial demand for Immersion's expanded technology offerings; a delay in or failure to achieve the acceptance of force feedback as a critical user experience in new and existing markets for our business segments; and risks and uncertainties associated with the ongoing litigation.
    For a more detailed discussion of these factors, and other factors that could cause the Company's actual results to vary materially, interested parties should review the risk factors listed in the Company's most current Form 10-Q, which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect the Company's beliefs and predictions as of the date of this release. The Company disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

    Immersion, the Immersion logo, and VibeTonz are trademarks of Immersion Corporation in the U.S. and other countries. All other trademarks are the property of their respective owners.



                         Immersion Corporation
            Condensed Consolidated Statements of Operations
               (In thousands, except per share amounts)
                              (Unaudited)

                                    Three Months       Six Months
                                   Ended June 30,     Ended June 30,
                                   2005     2004     2005      2004
                                  -------  -------  -------  --------
Revenues:
     Royalty and license         $ 2,329  $ 1,899  $ 4,800  $  3,730
     Product sales                 3,257    2,879    5,952     5,323
     Development contracts and
      other                          660      736    1,266     1,816
                                  -------  -------  -------  --------
          Total revenues           6,246    5,514   12,018    10,869
                                  -------  -------  -------  --------

Costs and expenses:
  Cost of product sales (exclusive
   of amortization of intangibles
   shown separately below)         1,663    1,540    3,052     2,761
  Sales and marketing              3,078    2,826    5,897     5,288
  Research and development         1,528    2,079    3,037     4,089
  General and administrative       2,198    3,589    4,484     8,467
  Amortization of intangibles        369      356      736       748
  Restructuring                        0        0      185         0
                                  -------  -------  -------  --------
          Total costs and
           expenses                8,836   10,390   17,391    21,353
                                  -------  -------  -------  --------

Operating loss                    (2,590)  (4,876)  (5,373)  (10,484)
Interest and other income
 (expense), net                     (206)      30     (491)     (530)
                                  -------  -------  -------  --------

Loss before provision for
 income taxes                     (2,796)  (4,846)  (5,864)  (11,014)

Provision for income taxes           (33)       0      (98)        0
                                  -------  -------  -------  --------

Net loss                         $(2,829) $(4,846) $(5,962) $(11,014)
                                  =======  =======  =======  ========

Basic and diluted net loss
 per share                       $ (0.12) $ (0.21) $ (0.25) $  (0.50)
                                  -------  -------  -------  --------

Shares used in calculating basic
 and diluted net loss per share   24,050   23,198   23,858    21,994
                                  -------  -------  -------  --------


                         Immersion Corporation
                 Condensed Consolidated Balance Sheets
                            (In thousands)

                                              June 30,    December 31,
                                                2005         2004
                                            (Unaudited)       (1)
                                            -----------   -----------
ASSETS
  Cash and cash equivalents                   $ 29,422      $25,538
  Accounts receivable, net                       5,291        5,435
  Inventories                                    2,608        1,805
  Prepaid expenses and other current assets      1,312        1,280
                                               --------      -------
      Total current assets                      38,633       34,058

  Property and equipment, net                    1,088        1,174
  Intangibles and other assets, net              6,743        7,018
                                               --------      -------

TOTAL ASSETS                                  $ 46,464      $42,250
                                               ========      =======

LIABILITIES
  Accounts payable                            $  1,049      $ 4,038
  Accrued compensation                           1,200        1,499
  Other accrued liabilities                      2,246        2,002
  Deferred revenue and customer advances         4,475        3,420
  Current portion of long-term debt                 10           11
                                               --------      -------
      Total current liabilities                  8,980       10,970

  Long-term debt                                17,161       16,917
  Long-term liabilities and deferred revenue    15,889        5,330
  Long-term customer advance from Microsoft     15,000       15,000
                                               --------      -------
      Total liabilities                         57,030       48,217

STOCKHOLDERS' DEFICIT                          (10,566)      (5,967)
                                               --------      -------

TOTAL LIABILITIES &
STOCKHOLDERS' DEFICIT                         $ 46,464      $42,250
                                               ========      =======

(1) Derived from the Company's annual audited financial statements.


    CONTACT: Immersion Corporation
             Stephen Ambler, 408-467-1900
             invest@immersion.com